UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Asset-Based Revolving Credit Facility

Overview

On January 29, 2010, Accellent Inc. (the “Company”) entered into a new senior secured asset-based revolving credit facility (the “ABL Revolver”) pursuant to a credit agreement among the Company, Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent, Wells Fargo Capital Finance, LLC, as lead arranger and bookrunner, and a syndicate of financial institutions and institutional lenders. A copy of the credit agreement is set forth in Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

The ABL Revolver provides for revolving credit financing of up to $75.0 million, subject to borrowing base availability, with a maturity of five years. The borrowing base at any time equals the sum (subject to certain reserves and other adjustments) of:

•	85% of the net amount of eligible accounts receivable; plus

•	the lesser of (i) 85% of the net orderly liquidation value percentage of eligible finished goods inventory and (ii) 65% of the net amount of eligible finished goods inventory; plus

•	the lesser of (i) 85% of the net orderly liquidation value percentage of eligible precious metals inventory and (ii) 65% of the net amount of eligible precious metals inventory; plus

•	the lesser of (i) 85% of the net orderly liquidation value percentage of eligible non-precious metals inventory and (ii) 50% of the net amount of eligible non-precious metals inventory; plus

•	the lesser of (i) 85% of the net orderly liquidation value percentage of eligible work-in-process inventory and (ii) 50% of the net amount of eligible work-in-process inventory; less

•	customary reserves established by the collateral agent in its permitted discretion, including account, inventory and bank product reserves.

The ABL Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans. All borrowings under the ABL Revolver are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. The Company did not draw on the ABL Revolver immediately upon closing. As of October 31, 2009, as adjusted to give effect to the Company’s issuance of $400,000,000 aggregate principal amount of 8 3/8% Senior Secured Notes due 2017 (the “First Lien Notes”), the Company’s entry into the ABL Revolver and the repayment and termination of the Company’s then existing senior secured credit facilities (collectively, the “Refinancing”) and after giving effect to outstanding letters of credit, reduced capacity in connection with the transfer of an interest rate swap agreement and the Company’s borrowing base limitations, the Company would have been able to draw approximately $35.5 million under the ABL Revolver.

Interest Rate and Fees

Borrowings under the ABL Revolver will bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for a three month interest period plus 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin set at 2.25% per annum with respect to base rate borrowings and 3.25% per annum with respect to LIBOR borrowings. In addition to paying interest on outstanding principal under the ABL Revolver the Company is required to pay a commitment fee of 0.50% per annum in respect of unutilized commitments. The Company must also pay customary administrative agency fees and customary letter of credit fees equal to the applicable margin on LIBOR loans.

Mandatory Repayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Revolver exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, the Company will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the ABL Revolver is less than an amount to be determined or certain events of default have occurred, the Company will be required to deposit cash from its material deposit accounts daily into a collection account maintained with the administrative agent under the ABL Revolver, which will be used to repay outstanding loans and cash collateralize letters of credit.

Voluntary Repayment

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

There is no scheduled amortization under the ABL Revolver. All outstanding loans under the facility are due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security

All obligations under the ABL Revolver are unconditionally guaranteed jointly and severally on a senior secured basis by all the Company’s existing and subsequently acquired or organized direct or indirect U.S. restricted subsidiaries and in any event by all subsidiaries that guarantee the First Lien Notes. All obligations under the ABL Revolver, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the guarantors, including:

•

a first-priority security interest in personal property consisting of accounts receivable, inventory, certain cash, related general intangibles and instruments related to the foregoing and proceeds of the foregoing (such assets, the “ABL Collateral”); and

•

a second-priority security interest in, and mortgages on, substantially all of the Company’s material real property and equipment and all other assets that secure the First Lien Notes on a first-priority basis.

Restrictive Covenants and Other Matters

The ABL Revolver requires that if excess availability is less than 15% of the lesser of (i) the commitment amount and (ii) the borrowing base for five consecutive business days, the Company must comply with a minimum fixed charge coverage ratio test of not less than 1.1 to 1.0 for a period ending on the first day thereafter on which excess availability has been greater than the amounts set forth above for 30 consecutive days. In addition, the ABL Revolver includes affirmative and negative covenants that, subject to significant exceptions, limit the Company’s ability and the ability of its subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens;

•	make investments and loans;

•	pay dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and asset sales;

•	prepay, redeem or purchase certain indebtedness including the First Lien Notes;

•	amend or otherwise alter terms of certain indebtedness, including the First Lien Notes;

•	engage in certain transactions with affiliates; and

•	alter the business that the Company conducts.

The ABL Revolver contains certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Revolver to be in full force and effect, and change of control. If such an event of default occurs, the lenders under the ABL Revolver would be entitled to take various actions, including the acceleration of amounts due under the ABL Revolver and all actions generally permitted to be taken by a secured creditor.

First Lien Notes

On January 29, 2010, the Company entered into an indenture agreement governing the issuance of $400.0 million aggregate principal amount of 8 3/8% senior secured notes due 2017 (the “First Lien Notes”) that were offered and sold pursuant to a Rule 144A offering. This summary is not a complete description of all of the terms of the First Lien Notes and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 hereto, and which is incorporated by reference into this Item 1.01.

General

The Company issued the First Lien Notes under an indenture entered into among the Company, the guarantors thereto, and The Bank of New York Mellon, as trustee and collateral agent.

Principal, Maturity and Interest

The First Lien Notes have an initial aggregate principal amount of $400.0 million and will mature on February 1, 2017. Interest on the First Lien Notes will accrue at the rate of 8 3/8% per annum and will be paid on a semi-annual basis on August 1 and February 1, commencing on August 1, 2010.

Guarantees and Security

The Company’s obligations under the First Lien Notes are jointly and severally guaranteed on a senior secured basis by the Company and all of the Company’s domestic subsidiaries. All obligations under the First Lien Notes, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the guarantors, including:

•

a first-priority security interest in, and mortgages on, substantially all of the Company’s material real property and equipment and all other assets that do not constitute the ABL Collateral (such assets, the “Notes Collateral”); and

•	a second-priority security interest in the ABL Collateral.

Ranking

The First Lien Notes and related guarantees are the Company’s and guarantors’ senior secured obligations and;

•	rank senior in right of payment to any existing and future subordinated indebtedness, including the Company’s existing senior subordinated notes;

•	rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness, including amounts outstanding under the ABL Revolver and the First Lien Notes;

•	rank equally to the Company’s and the guarantors’ obligations under any other pari passu lien obligations incurred after the issue date to the extent of the Notes Collateral;

•

are effectively subordinated to the Company’s indebtedness and the guarantors’ obligations under the ABL Revolver, any other debt incurred after the issue date that has a first-priority security interest in the ABL Collateral, any permitted hedging obligations and all cash management obligations incurred with any lender or any of its affiliates under the ABL Revolver, in each case to the extent of the ABL Collateral;

•

are effectively senior to the Company’s and the guarantors’ obligations under the ABL Revolver, any other debt incurred after the issue date that has a first-priority security interest in the ABL Collateral, any permitted hedging obligations and all cash management obligations incurred with any lender or any of its affiliates under the ABL Revolver, to the extent of the value of the Notes Collateral;

•

are effectively senior to all of the Company’s and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the Collateral (after giving effect to senior liens on the Collateral); and

•

are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of its guarantor subsidiaries).

Optional Redemption

Prior to February 1, 2013, the Company may redeem the First Lien Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus the make-whole premium. Additionally, during any 12-month period commencing on the issue date, the Company may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103.00% of the principal amount thereof plus accrued and unpaid interest, if any. The Company may also redeem any of the First Lien Notes at any time on or after February 1, 2013, in whole or in part, at the redemption prices plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to February 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the First Lien Notes issued under the indenture with the net proceeds of certain equity offerings, provided at least 65% of the aggregate principal amount of the First Lien Notes remains outstanding immediately after such redemption.

Change of Control and Asset Sales

Upon a change of control, the Company will be required to make an offer to purchase each holder’s First Lien Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. If the Company sells assets under certain circumstances, the Company will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date.

Restrictive Covenants and Other Matters

The First Lien Notes include affirmative and negative covenants that, subject to significant exceptions, limit the Company’s ability and the ability of its subsidiaries to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	create liens on certain assets to secure debt;

•	pay dividends or make other equity distributions;

•	purchase or redeem capital stock;

•	make certain investments;

•	sell assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and

•	engage in transactions with affiliates.

The First Lien Notes include customary events of default, including among other things payment defaults, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and actual or asserted failure of certain guarantees or security interests to be in full force and effect. If such an event of default occurs, the trustee or holders of the First Lien Notes, as applicable, may be entitled to take various actions, which may include the acceleration of amounts due under the First Lien Notes.

Exchange and Registration Rights Agreement

In addition, on January 29, 2010, in connection with the issuance of the First Lien Notes, the Company entered into an exchange and registration rights agreement among the Company, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers of the First Lien Notes, pursuant to which the Company and guarantors are obligated to effect an exchange offer for the First Lien Notes for registered securities having substantially identical terms to the First Lien Notes or, in the alternative, register the First Lien Notes for resale under the Securities Act of 1933, as amended, subject to the terms and conditions therein specified.

The foregoing description is qualified in its entirety by reference to the Exchange and Registration Rights Agreement filed as Exhibit 4.2 hereto, and which is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the issuance of the First Lien Notes and entering into the ABL Revolver, on January 29, 2010, the Company used the net proceeds of the First Lien Notes offering to repay all outstanding amounts under the Company’s existing credit facilities, pursuant to the Credit Agreement, dated as of November 22, 2005, among the Company, as borrower, Accellent Acquisition Corp., as holdings, J.P. Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Credit Suisse, as joint lead arranger, joint bookrunner and syndication agent, Lehman Commercial Paper Inc., as documentation agent, and the lenders party thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1 – Indenture, dated as of January 29, 2010, among Accellent Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent.

Exhibit 4.2 – Exchange and Registration Rights Agreement, dated as of January 29, 2010, among Accellent Inc., the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

Exhibit 10.1 – Credit Agreement, dated as of January 29, 2010, among Accellent Inc., as Borrower, the Several Lenders from time to time parties thereto, Wells Fargo Capital Finance, LLC, as Administrative Agent and Collateral Agent and Wells Fargo Capital Finance, LLC, as Lead Arranger and Bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010	ACCELLENT INC.

	By:	/s/ RON HONIG
	Name:	Ron Honig
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of January 29, 2010, among Accellent Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent.

4.2	Exchange and Registration Rights Agreement, dated as of January 29, 2010, among Accellent Inc., the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

10.1	Credit Agreement, dated as of January 29, 2010, among Accellent Inc., as Borrower, the Several Lenders from time to time parties thereto, Wells Fargo Capital Finance, LLC, as Administrative Agent and Collateral Agent and Wells Fargo Capital Finance, LLC, as Lead Arranger and Bookrunner.